Exhibit 99.906CERT

CertificationS PURSUANT TO Section 906 of Sarbanes-Oxley Act

Willard L. Umphrey, as President and Leon Okurowski, as Treasurer of Pear Tree Funds (the “Trust”), each hereby certifies, pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Trust’s periodic report on Form N-CSRS for the period ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Trust.

Date: November 28, 2023	/s/ Willard L. Umphrey
Willard L. Umphrey
President

/s/ Leon Okurowski
Leon Okurowski
Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. §. 1350 and is not being filed as part of the Report or a separate disclosure document.

A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the SEC or its staff upon request.